                                                                    EXHIBIT 23.1

                        [KPMG LETTERHEAD APPEARS HERE]


                             Accountants' Consent

We consent to the use of our report with respect to the consolidated balance sheets of Master Graphics, Inc. as of December 31, 1997 and 1998 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the two-year period ended June 30, 1997, the six month period ended December 31, 1997 and the year ended December 31, 1998, incorporated by reference herein.


                                   KPMG LLP

Memphis, Tennessee
June 8, 1999